U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 8, 2005

SULPHCO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-27599	88-0224817
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices)

(775)-829-1310
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Appointment of director

On December 8, 2005 Christoph Henkel accepted the offer from the Company’s Board of Directors to serve as a member of the Board of Directors until the next annual meeting of shareholders and until his successor is elected and qualified. Mr. Henkel is vice chairman of the Shareholders Committee of Henkel KGaA, a $13 billion international consumer products company based in Dusseldorf, Germany.

Prior to joining Henkel KGaA in 1989, Mr. Henkel held various management positions at Nestle and Henkel subsidiaries. Mr. Henkel currently is principal and founding partner of Canyon Equity LLC, a private equity firm based in California.

Christoph Henkel’s appointment became effective on December 8, 2005. Upon becoming a director, Mr. Henkel received the standard board compensation of 50,000 shares of SulphCo, Inc. common stock (the common stock granted to Mr. Henkel will be restricted stock and bear legends detailing the restrictions).

On December 8, 2005, the Registrant issued a press release announcing that the appointment of Mr. Henkel to the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
99.1:	Press Release dated December 8, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SULPHCO, INC. (Registrant)

Date: December 13, 2005	By:	/s/ Loren J. Kalmen

Loren J. Kalmen Chief Financial Officer